CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 27, 1999 included in Medical Manager Corporation's (formerly known as Synetic, Inc.) Form 10-K for the fiscal year ended June 30, 1999 and Form 8-K dated January 25, 2000 and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP


New York, New York
January 28, 2000